Exhibit 99.1
Luminar Provides First Quarter 2021 Business Update
Palo Alto, CA — May 13, 2021 — Luminar Technologies, Inc. (“Luminar” or the “Company”) (NASDAQ: LAZR), the global leader in automotive lidar hardware and software technology, today announced a quarterly business update and financials for the first quarter ended March 31, 2021.

“We’ve remained relentlessly focused on execution, hitting our key product, commercial, production and financial targets so far. This puts Luminar on track to meet or beat our 2021 company-level milestones from the beginning of the year, as we continue to extend our technology, product, and market leadership positions”
— Austin Russell, CEO, Luminar
Execution: Product, Industrialization, and Series Production
Luminar continues to scale its series production capabilities. Today, Luminar officially announced its manufacturing partners Celestica and Fabrinet, while the first Iris units were produced on Luminar’s automated line in Celestica’s automotive-certified facility in Monterrey, Mexico.
Luminar also continues to advance validation of Iris and development of its Sentinel software as it moves up and beyond the foundation of lidar, reinforcing the Company’s transition to a system-level autonomous vehicle company. Following the introduction of Sentinel last quarter, Luminar kicked off the next phase of its software development through its partnership with Zenseact. Iris lidar data has been collected to train and optimize the performance of Luminar’s perception software, and Luminar received the green light from German authorities to proceed with Sentinel full-stack solution development and testing on public German roads.
Customer Adoption: Commercial Wins from the Ground to the Sky
Since the 2020 year-end business update less than two months ago in March, where Luminar announced SAIC and detailed its new partnership with Zensact, Luminar achieved commercial wins with two new customers:
•Airbus UpNext: Airbus SE’s subsidiary UpNext – which was created to give future flight technologies a development fast-track by building, evaluating, maturing and validating new products and services that encompass radical technological breakthroughs – is integrating Luminar’s lidar technology into its Vertex platform to enable safe, autonomous flight. This partnership marks Luminar’s first foray into the nearly $1 trillion aviation industry and is aimed at increasing air safety and enabling autonomous operation with automatic obstacle detection.
•Pony.ai: Luminar’s Iris will be seamlessly integrated into Pony.ai’s next-generation autonomous driving platform, featuring a multi-sensor 360-degree configuration and enabling the vehicles to operate safely and reliably in complex urban environments. Pony.ai is set to start deployment of a 200-vehicle robo-taxi fleet in urban settings across five cities in China and the U.S. The partnership is developing a new integrated sensor design that signals a shift from vehicle testing to advanced development and production scale.
Major 2021 Milestones: On Track or Ahead of Schedule for Each High-Level Milestone
Luminar is on-track to meet or exceed each of its key 2021 milestones set forth at the beginning of the year and shared in its fourth quarter 2020 business update:
1.Iris Industrialization for Series Production: Luminar successfully hit its major industrialization milestone with manufacturing partners and producing the first Iris lidars off the line, and remains on track to hit the C-sample phase before year end.
2.Software Development: Luminar collected Iris data and trained its perception software, enabling perception with Iris. Luminar also received approval from Germany for Sentinel development and testing on public German roads, and remains on track for its Sentinel alpha release at year-end.
3.Commercial Programs: So far this year, Luminar has won more commercial programs than expected, with the recent Airbus UpNext, Pony.ai, Zensact, and SAIC wins in the past few months. Luminar expects to increase its “major commercial win” guidance at its next quarterly business update call.

4.Forward-Looking Order Book: Luminar has been targeting growth of 40% from its year-end 2020 forward-looking order book of $1.3 billion, driven by major commercial wins. Luminar expects to increase this growth guidance at its next quarterly business update call.
5.Maintain Strong Liquidity and Cash Position: Luminar remains on track for its target of achieving a cash position at year end 2021 equal to or higher than its position at year end 2020. This is enabled in part by Luminar successfully raising $154 million from warrants in the first quarter. Luminar’s cash position currently stands at $610 million.
First Quarter 2021 Financials: Strong Revenue Growth and Efficient Cash Management
Revenue for the first quarter was $5.3 million, a year-over-year increase of 37% compared to the first quarter of 2020 and a sequential 118% increase compared to the fourth quarter of 2020.
GAAP net loss for the first quarter of 2021 was $(75.9) million, or $(0.23) per share, basic and diluted, compared to GAAP net loss of $(15.6) million, or $(0.12) per share, basic and diluted, for the first quarter of 2020.
Non-GAAP net loss for the first quarter of 2021 was $(27.0) million, or $(0.08) per share, basic and diluted, compared to non-GAAP net loss of $(14.1) million, or $(0.11) per share, basic and diluted, for the first quarter of 2020.
Cash and investments were $610.3 million as of March 31, 2021, compared to $485.7 million as of December 31, 2020, and included $154 million raised from exercises of warrants and a cash spend (operating cash flow less capital expenditures) of $28.9 million during the quarter.
Financial Guidance: Luminar remains on track to achieve its full-year 2021 guidance for revenue of $25 to $30 million and net cash spend of approximately $140 million.
Webcast Details
Founder and CEO Austin Russell and CFO Tom Fennimore will host a video webcast, featuring a live Q&A session following the business update.
What: Webcast featuring Quarterly Business Update, Q1 2021 Financials and live Q&A
Date: Thursday, May 13, 2021
Time: 2:30 p.m. PT (5:30 p.m. ET)
A live webcast of the event will be available on Luminar’s Investor site at http://luminartech.com/quarterlyreview. A replay of the webcast will be available following the presentation.
For additional information or to be added to our investor distribution list, please visit us at https://investors.luminartech.com/ir-resources/email-alerts.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. Luminar considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the Company, exclusive of factors that do not directly affect what we consider to be our core operating performance, as well as unusual events. The Company’s management uses these measures to (i) illustrate underlying trends in the Company’s business that could otherwise be masked by the effect of income or expenses that are excluded from non-GAAP measures, and (ii) establish budgets and operational goals for managing the Company’s business and evaluating its performance. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP financial measures are presented only as supplemental information for purposes of understanding the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.
This presentation includes non-GAAP financial measures, including non-GAAP net loss, Free Cash Flow (“FCF”) and Order Book. Non-GAAP net loss is defined as GAAP net loss plus stock-based compensation plus expenses related to registration statement on Form S-1 on behalf of selling stockholders plus change in fair value of warrant liabilities. Free Cash Flow is defined as EBITDA less capital expenditures (including patent acquisitions) less changes in net working capital less net interest expense less taxes (including the benefit of existing and future net operating losses).
Order Book is defined as the forward-looking cumulative sales estimates of Luminar’s hardware and software products over the lifetime of given programs which Luminar’s technology is integrated into or provided for, based primarily on projected/actual contractual pricing terms and good faith estimates of “take rates” of Luminar’s technology on vehicles. Such anticipated programs and volumes/take rates are based on commitments by our partners that are dependent on successful performance through development and validation and entering definitive purchase orders for series production, which may change for a variety of reasons as disclosed herein and other SEC filings, including, without limitation, the risks set forth in the “Forward-Looking Statements” section below. Customer production vehicle volume estimates (and take rates when applicable) are largely sourced from (i) the OEM/customer, (ii) IHS Markit or other third party estimates, and/or (iii) Luminar’s management good faith estimates.
*Luminar defines a “major win” as a written agreement with a major industry player, including based on their past experience in high volume production, leadership in autonomy, or market leadership, that selects our technology for what is expected to be a significant commercial program, including OEM series production programs. We only include major commercial wins in our forward looking orderbook calculation, and subject to the risks set forth in the “Forward-Looking Statements” section below.
Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “forward,” “ahead,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding progress towards full stack series production, statements regarding C sample production by end of 2021, then next phase of software development and partnership with Zenseact, the integration of Luminar’s lidar technology into the Airbus UpNext platform, the integration of Luminar’s Iros into Pony.ai’s next generation autonomous platform and Pony.ai’s planned deployment of 200 robotaxi vehicles, Luminar’s five milestones to gauge its success in 2021, statements relating to the partnership between Luminar and SAIC or other companies, the capabilities of Sentinel by end of 2021, the success of Luminar’s contract manufacturers to achieve series production, the ability of major commercial programs to achieve series production and the scope, timing, and surety of such programs, Luminar’s future revenues, forward-looking order book and Luminar’s expectations for its full-year 2021 financial results. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar's management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to Luminar’s financial condition, Luminar’s limited operating history; Luminar’s inability to reduce and control the cost of the inputs on which Luminar relies; Luminar’s ability to transition to an outsourced manufacturing business model; the success of Luminar’s customers in developing and commercializing products using Luminar’s solutions; Luminar’s ability to expand operations in China; Luminar’s ability to protect its intellectual property rights; whether Luminar’s lidar products are selected for inclusion in autonomous driving or ADAS systems by automotive OEMs or their suppliers; changes in personnel and availability of qualified personnel; the amount and timing of future sales; the extent to which customers who have selected Luminar for a program win commercially launch vehicles which include Luminar hardware and software products, including their success in integration and volume and timing of such launch, and whether such launches are successful unrelated to Luminar’s technology; the extent to which delays in commercial launch or testing and development are delayed because of regulation; customer cancellation of contracts; whether the complexity of Luminar’s products results in undetected defects and reliability issues which could reduce market adoption of its new products, damage its reputation and expose Luminar to product liability and other claims; strict government regulation that is subject to amendment, repeal or new interpretation and Luminar’s ability to comply with modified or new laws and regulations applying to its business; general economic uncertainty and the effect of general economic conditions on Luminar’s industry in particular, including the level of demand and financial performance of the autonomous vehicle industry and market adoption of lidar; the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business including how it affects transportation demand and business needs of our customers; and the other risks discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by Luminar on April 14, 2021, the registration statement on Form S-1 (No. 333-251657) filed with the SEC and amendments thereto (including the post-effective amendment filed with the SEC on April 26, 2021), and other documents

Luminar files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
About Luminar Technologies
Luminar is an autonomous vehicle sensor and software company with the vision to make autonomy safe and ubiquitous by delivering the only lidar and associated software that meets the industry’s stringent performance, safety, and economic requirements. Luminar has rapidly gained over 50 industry partners, including 8 of the top 10 global automotive OEMs. In 2020, Luminar signed the industry’s first production deal for autonomous consumer vehicles with Volvo Cars, while also recently striking deals with Daimler Truck AG and Intel’s Mobileye. Luminar has also received minority investments from the world’s largest commercial vehicle manufacturer, Daimler Truck AG, and Volvo Cars, a global leader in automotive safety, to accelerate the introduction of autonomous trucks and cars at highway speed. Founded in 2012, Luminar is a 400-person team with offices in Palo Alto, Orlando, Colorado Springs, Detroit, and Munich. For more information please visit www.luminartech.com.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$206,730	$208,944
Restricted cash	725	775
Marketable securities	403,591	276,710
Accounts receivable	2,143	5,971
Inventories, net	3,283	3,613
Prepaid expenses and other current assets	10,371	4,797
Total current assets	626,843	500,810
Property and equipment, net	8,366	7,689
Operating lease right-of-use assets	12,835	—
Goodwill	701	701
Other non-current assets	2,469	1,151
Total assets	$651,214	$510,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,845	$6,039
Accrued and other current liabilities	8,919	10,452
Operating lease liabilities	4,312	—
Debt, current	104	99
Total current liabilities	21,180	16,590
Warrant liabilities	51,753	343,400
Debt, non-current	223	302
Operating lease liabilities, non-current	9,662	—
Other non-current liabilities	1,236	1,318
Total liabilities	84,054	361,610
Stockholders’ equity:
Class A common stock	23	22
Class B common stock	11	11
Additional paid-in capital	1,227,559	733,175
Accumulated other comprehensive income (loss)	(9)	34
Accumulated deficit	(660,424)	(584,501)
Total stockholders’ equity	567,160	148,741
Total liabilities and stockholders’ equity	$651,214	$510,351

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenue	$5,313	$3,872
Cost of revenue	7,639	3,843
Gross profit (loss)	(2,326)	29
Operating expenses:
Research and development	14,010	8,408
Sales and marketing	2,635	1,843
General and administrative	10,273	4,613
Total operating expenses	26,918	14,864
Loss from operations	(29,244)	(14,835)
Other income (expense), net:
Change in fair value of warrant liabilities	(46,649)	(309)
Interest expense and other	(200)	(532)
Interest income and other	170	95
Total other income (expense), net	(46,679)	(746)
Net loss	$(75,923)	$(15,581)
Net loss attributable to common stockholders	$(75,923)	$(15,581)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.23)	$(0.12)
Shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	332,987,523	128,668,864

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(75,923)	$(15,581)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	657	628
Noncash lease expense related to operating right-of-use assets	890	—
Amortization of premium on marketable securities	262	(14)
Unrealized loss on marketable securities	278	—
Change in fair value of warrants	46,649	309
Impairment of inventories	257	225
Share-based compensation	1,837	1,128
Other	575	117
Changes in operating assets and liabilities:
Accounts receivable	3,828	(1,560)
Inventories	(442)	(2,508)
Prepaid expenses and other current assets	(5,797)	(760)
Other non-current assets	(1,318)	74
Accounts payable	1,766	(28)
Accrued and other current liabilities	(813)	444
Other non-current liabilities	(720)	(7)
Net cash used in operating activities	(28,014)	(17,533)
Cash flows from investing activities:
Purchases of marketable securities	(226,245)	—
Proceeds from maturities of marketable securities	69,275	—
Proceeds from sales of marketable securities	29,505	2,319
Purchases of property and equipment	(889)	(898)
Net cash provided by (used in) investing activities	(128,354)	1,421
Cash flows from financing activities:
Repayment of debt	(75)	(2,678)
Principal payments on finance leases (capital lease prior to adoption of ASC 842)	(67)	(49)
Proceeds from exercise of warrants	153,927	—
Proceeds from exercise of stock options	321	—
Repurchase of common stock	(2)	(1)
Net cash provided by (used in) financing activities	154,104	(2,728)
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	(2,264)	(18,840)
Beginning cash and cash equivalents, and restricted cash and cash equivalents	209,719	27,305
Ending cash and cash equivalents, and restricted cash and cash equivalents	$207,455	$8,465

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
GAAP net loss	$(75,923)	$(15,581)
Non-GAAP adjustments:
Stock-based compensation	1,837	1,129
Expenses related to registration statement on Form S-1 on behalf of selling stockholders	461	—
Change in fair value of warrant liabilities	46,649	309
Non-GAAP net loss	$(26,976)	$(14,143)
GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.23)	$(0.12)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.08)	$(0.11)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	332,987,523	128,668,864
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	332,987,523	128,668,864

Contact Information

Media
Nicole Phelan
press@luminartech.com

Investors
Trey Campbell
trey.campbell@luminartech.com